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                                                                     EXHIBIT 5.1

           [On letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

                                                                     FILE NUMBER
                                                                          873310

                               November 17, 1999

Starwood Hotels & Resorts Worldwide, Inc.
777 Westchester Avenue
White Plains, New York 10604

Starwood Hotels & Resorts
777 Westchester Avenue
White Plains, New York 10604

          Re: Starwood Hotels & Resorts Worldwide, Inc.
              Starwood Hotels & Resorts
              Registration Statement on Form S-3
              -----------------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation," and together with the Trust, sometimes collectively referred to herein as "Starwood"), in connection with certain matters of Maryland law arising out of the registration of up to 200,000 shares (the "Corporation Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Corporation and up to 200,000 shares (the "Trust Shares") of Class B Shares of beneficial interest, par value $.01 per share (the "Common Shares"), of the Trust, each of which is attached to a Corporation Share and trades as a unit consisting of one Corporation Share and one Trust Share (the "Shares"), covered by the Registration Statement on Form S-3, as filed by Starwood on or about the date hereof under the Securities Act of 1933, as amended (the "1933 Act") (the "Registration Statement"). The Shares may be sold by the Starwood Hotel & Resorts Worldwide, Inc. Savings and Retirement Plan (the "Plan"). We did not participate in the drafting of the Plan. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
November 17, 1999
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     In connection with our representation of Starwood, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1.   The Registration Statement;

     2. The Amended and Restated Declaration of Trust of the Trust (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The charter of the Corporation (the "Charter"), certified as of a recent date by the SDAT;

     4. The Amended and Restated Bylaws of the Trust (the "Trust Bylaws"), certified as of a recent date by an officer of the Trust;

     5. The Amended and Restated Bylaws of the Corporation (the "Corporation Bylaws"), certified as of a recent date by an officer of the Trust;

     6. A certificate of the SDAT, as of a recent date, as to the good standing of the Trust;

     7. A certificate of the SDAT, as of a recent date, as to the good standing of the Corporation;

     8. A certificate executed by an officer of the Trust, dated as of a recent date;

     9. A certificate executed by an officer of the Corporation, dated as a recent date;

     10.  The form of certificate representing and evidencing a Share;

     11.  The Plan;

     12. The Intercompany Agreement, in the form incorporated by reference in the Registration Statement; and

     13. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this
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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
November 17, 1999
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letter, subject to the assumptions, limitations and qualifications stated
herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than Starwood) is duly authorized to do so.

     3. Each of the parties (other than Starwood) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Class B shares of beneficial interest of the Trust, par value $.01 per share, outstanding as of the date hereof (the "Outstanding Trust Shares"), and shares of the common stock of the Corporation, par value $.01 per share, outstanding as of the date hereof (the "Outstanding Corporation Shares," together with the Outstanding Trust Shares, the "Outstanding Shares") are validly issued, fully paid and nonassessable. The Shares consist solely of Outstanding Shares and the Plan will sell no Shares other than the Outstanding Shares.

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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
November 17, 1999
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     6.   All certificates and affidavits submitted to us are true, correct and complete, both when made and as of the date hereof.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Corporation is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     3. The Corporation Shares, to be sold by the Plan, are validly issued, fully paid and nonassessable.

     4. The Trust Shares, to be sold by the Plan, are validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers or any real estate syndication laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not

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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
November 17, 1999
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be relied upon by, quoted in any manner to, or delivered to any person or entity without, in each instance, our prior written consent.

                               Very truly yours,


                               Ballard Spahr Andrews & Ingersall, LLP